                                   Exhibit 2


                    PROPOSED FORM OF GROUP CONTRACT (30012)

DATA PAGE



                                                    GROUP CONTRACT
                                                        NUMBER

                                                    CONTRACTHOLDER



                                                       RIGHT TO
                                                  EXAMINE CERTIFICATE

                                         You may return this contract within
                                         twenty days after receiving it or
                                         within 45 days after the application is
                                         signed, whichever period ends later. It
                                         may be delivered or mailed to us or the
                                         agent through whom it was purchased.
                                         The contract shall then be deemed void
                                         from the start. Any premium paid will
                                         be returned.



                                                    FLEXIBLE PREMIUM
                                                     VARIABLE LIFE
                                                  INSURANCE TO AGE 95

                                         Flexible Premiums are payable during
                                         the lifetime of the insured to age 95.
                                         The death benefit is payable at the
                                         death of the insured prior to age 95
                                         and while the contract is in force.
                                         Cash surrender value, if any, is
                                         payable at the insured's age 95.

This contract is a legal contract
between the contract-holder and Paragon
Life Insurance Company.
PLEASE READ YOUR CONTRACT CAREFULLY.

ISSUED BY: PARAGON LIFE INSURANCE COMPANY
           A STOCK COMPANY
           100 SOUTH BRENTWOOD
           ST. LOUIS, MISSOURI 63105

                                     0.01

                       ALPHABETIC GUIDE TO YOUR CONTRACT


                  Page
                  2.04  Agency
                  2.03  Authority
                  2.03  Certificate of Insurance
                  2.02  Conversion Privilege
                  2.01  Definitions
                  2.02  Effective Date of Dependent Term
                        Insurance and Additional Benefits
                  2.02  Effective Date of Individual Insurance
                  2.03  Entire Contract
                  2.02  Grace Period
                  2.03  Incontestability
                  2.04  Monies Payable
                  2.03  Ownership and Control of This Contract
                  2.02  Premiums
                  2.01  Premium Payments
                  2.03  Records Required
                  2.04  Sex and Number
                  2.02  Termination of Insurance
                  2.03  Termination of This Contract



   The Certificate of Insurance will be attached to and made a part of this
                                   Contract.

                                     0.02

                            Contract Specifications



     Contract Effective Date:

     Contract Anniversary Date:

     Contract Jurisdiction State:

     Contract Execution Date:

     Contractholder:



     Associated Companies:



     Eligibility Rule:



     Individual Eligibility Date:

                                     1.01

     Insurance Benefits:






     Additional Benefits:






     Premium Due Date:

                                     1.02

                                     1.03

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                              RATES ARE PER $1000

     ATTAINED                            ATTAINED                           ATTAINED
       AGE               RATE              AGE              RATE              AGE              RATE
       ---               ----              ---              ----              ---              ----
        18               0.15               19              0.16               20              0.16
        21               0.16               22              0.16               23              0.16
        24               0.16               25              0.16               26              0.16
        27               0.16               28              0.16               29              0.16
        30               0.17               31              0.17               32              0.18
        33               0.19               34              0.20               35              0.21
        36               0.22               37              0.24               38              0.26
        39               0.28               40              0.30               41              0.33
        42               0.36               43              0.39               44              0.42
        45               0.45               46              0.48               47              0.52
        48               0.56               49              0.60               50              0.65
        51               0.70               52              0.77               53              0.84
        54               0.91               55              0.99               56              1.07
        57               1.16               58              1.24               59              1.34
        60               1.45               61              1.58               62              1.72
        63               1.89               64              2.08               65              2.28
        66               2.49               67              2.70               68              2.93
        69               3.19               70              3.48               71              3.81
        72               4.21               73              4.66               74              5.16
        75               5.71               76              6.28               77              6.88
        78               7.52               79              8.20               80              8.97
        81               9.84               82             10.83               83             11.94
        84              13.15               85             14.44               86             15.80
        87              17.21               88             18.70               89             20.26
        90              21.93               91             23.73               92             25.76
        93              28.11               94             31.31

THESE RATES ARE FOR THE BASE COVERAGE AT ISSUE. They are based on 125 percent of the 1980 Commissioners Standard Ordinary Mortality Table C Age Last Birthday.

Any values guaranteed in this contract are based on these rates.

                                     1.01

                    1.   DEFINITIONS

We, Us and Our      The Paragon Life Insurance Company.

Insured An individual who is insured for life insurance under this contract.

Associated          Those companies listed on the contract specifications page
Company             that are under common control through stock ownership,
                    contract or otherwise, with the contractholder. The records of an Associated Company which have a bearing on this contract will be considered records of the contractholder.

                    If an Associated Company ceases to be under common control with the contractholder, the insureds of the Associated Company may continue the insurance as an individual policy.

                    The inclusion of any Associated Company will not affect the ownership of this contract by the contractholder or the rights of ownership of this contract by the contractholder.

Individual          Insurance on the Insureds provided through this contract.
Insurance

Dependent Term      Insurance on the dependent of an Insured provided by a
Insurance           rider to the certificate.

                    2. PROVISIONS RELATING TO INDIVIDUAL AND DEPENDENT TERM
                       INSURANCE

Premium             Premium payments for individual and dependent term insurance
Payments            coverage may be made by the certificate owner and/or the
                    contractholder. The owner's premium paid under this contract is the amount authorized by such owner to be remitted by the contractholder. Premiums may be paid in addition to the authorized deductions as set forth in the contract. The authorization may be cancelled at any time upon written request.

                    If for any reason, premiums for this coverage are no longer being remitted for the certificate owner by the contractholder, the insurance under the certificate will be continued (in the form of an individual policy as a result of the conversion privilege) and planned premiums will be on a direct billed basis.

Effective Date      Subject to the conditions listed below, the individual
of Individual       insurance, subject to eligibility, will be made effective on
Insurance           the latest of the date on which:

                    1)  the application for the certificate is signed;
                    2) the first premium for the individual insurance is paid to us; and

                    3) the information provided in the application for the certificate is determined to be acceptable to us for issuance of coverage under our current rules and practices.

                    If individual insurance ends at the request of the owner or, prior to the maturity date, when a certificate's cash surrender value is insufficient to cover the monthly deductions, individual insurance will be restored only as stated in the certificate section titled "Reinstatement"

Effective Date of Subject to the conditions listed below, the dependent term Dependent Term insurance and additional benefits, subject to eligibility,
Insurance and       will be made effective on the latest of the date on which:
Additional Benefits
                         1) the individual insurance that such coverage is issued in connection with is effective; and

                         2) the information provided in the application for the particular coverage is determined to be acceptable to us for issuance of coverage under our current rules and practices.

                                     2.01

Termination of      Individual and dependent term insurance will terminate
Insurance           according to the terms of the certificate.

Conversion          If an insured's eligibility under this contract ends due to
Privilege           the termination of this contract or the insured or owner is no longer a part of the eligibility definition, such insured's coverage, if not already in the form of an individual policy, will automatically be converted by amendment to an individual policy. Such individual policy will provide benefits which are identical to those provided under the certificate.

                    An amendment to convert the certificate to an individual policy will be mailed:

                         1)  within 31 days after we receive written
                         notification that the employee's employment ended, or after the termination date of the contract; and
                         2) once any planned premium necessary to prevent the policy from lapsing is paid to us at our Home Office.

                    The planned premiums for this individual policy may be paid annually, semiannually, quarterly or at other intervals we establish from time to time. Additional premiums may be paid as set forth in the policy.

                    3. PREMIUMS

Premium Payment     All planned premiums must be remitted in advance by the
                    contractholder to our Home Office. This includes any adjustments in premiums. Additional premiums may be paid by the certificate owner.

Grace Period        If planned premium payments after the first such payment are not made in a timely fashion, this contract will be in default. A grace period of 31 days will be granted for the remittance of the planned premiums after the first payment.
                    This contract will be in force during the grace period. If such premium is not paid in the grace period, the contract will terminate at the end of that period. The contract will terminate before that date if the contractholder gives us written notice in advance.

                    4. GENERAL PROVISIONS

Entire Contract     We have issued this contract in consideration of the
                    application of the contractholder and remittance of premiums by the contractholder. This contract, with the attached copy of the contractholder's application and other attached papers, if any, is the entire contract between the contractholder and us. All statements made by the contractholder, any certificate owner or any insured will be deemed representations and not warranties. Misstatements will not be used in any contest or to reduce claim under this contract, unless it is in writing. A copy of the application containing such misstatement must have been given to the contractholder or to the insured or to his beneficiary, if any.

Authority           No agent may change this contract or waive any of its
                    provisions. No change in this contract, other than a change of rates, will be effective until the form making such change is signed by our executive officer and accepted by the contractholder.

Incontestability    We cannot contest this contract after it has been in force for two years from the date of issue.

Ownership and       The contractholder owns this contract. This contract may be
Control of This     changed or ended by agreement between us and the
Contract            contractholder without the consent of, or notice to, any
                    person claiming rights or benefits under this contract.

                                     2.02

Records Required         The contractholder will promptly give us, at our Home
                         Office, any facts that we may need to administer the insurance under this contract and to determine the premiums. All of the contractholder's records which have a bearing on this insurance will be ready for us to inspect when and as often as we may, within reason, require.

                         Clerical error by the contractholder or us will not make the insurance of an ineligible person valid nor continue insurance which was ended by valid means.

Certificate of           We will issue to the contractholder, to give to each
Insurance                insured under this contract, a certificate of insurance
                         or an individual policy. If an individual policy is issued, then all reference herein to a certificate will mean an individual policy. The certificate will state the owner's rights and benefits under the certificate and to whom benefits are payable. Also, stated are the limits and requirements in this contract that may apply to the insured and his insured dependents, if any.

Termination of           The terms and provisions of the certificate, a copy of
This Contract            which is attached, are incorporated herein by reference
                         and made a part of this contract. The rights and benefits of the insured under or owner of the certificate will not inure to the benefit of the contractholder.

                         Except as provided in the Grace Period section of this contract, this contract will be terminated immediately upon default.

                         We may end this contract or any of its provisions by giving notice in writing to the contractholder at least 31 days prior to the termination date.

                         If this contract is terminated any insurance in effect will remain in force on an individual basis, provided it is not cancelled or surrendered by the certificate owner. Any planned premiums will no longer be deducted from the employee's wages and will be remitted directly to us.

Sex and Number           When used in this contract, the masculine includes the
                         feminine, the singular the plural, and the plural the singular.

Monies Payable           All monies payable by us as benefits under this
                         contract will be paid, subject to the laws which govern such payment, at our Home Office or authorized claim offices. All monies payable to us or by us will be in the lawful currency of the United States.

Agency Neither us nor the contractholder is an agent of the other under this contract for any purpose.

                                     2.03